Paramco Financial Acquires Royal Federal

DENVER, October 2, 2003 -- Paramco Financial Group, Inc. (OTC BB:PFDE.OB - News), a corporate financial services firm announced today that it has acquired all of the issued and outstanding shares of Royal Federal, Inc., a New Orleans based mortgage company.

Pursuant to the Purchase Agreement dated September 19, 2003, Paramco Financial acquired Royal Federal, Inc., from Ronald Savoie and Lawrence Kolber in exchange for restricted common stock in Paramco Financial Group Inc. Royal Federal, a Louisiana corporation, is a New Orleans based mortgage company operating extensively in the Louisiana and Mississippi mortgage markets. Royal Federal will continue to operate as a wholly-owned subsidiary of the Company with Mr. Savoie remaining in the position of President and Mr. Kolber remaining in the position of Secretary and Chief Operating Officer.

Ronald Savoie, President of Royal Federal, Inc., stated "We have been searching for a unique, strong organization to assist us in our aggressive pursuit of what we feel in an extremely under served market and a potentially lucrative segment of mortgage seekers. Being a subsidiary of Paramco will allow us to reach previously unattainable corporate goals and align ourselves with a forward moving public company that is acquiring a diversity of other mortgage companies and financial services entities." Commenting on the acquisition Lawrence Kolber, Secretary and Chief Operating Officer of Royal Federal, Inc stated, "We are extremely pleased with this merger. It will allow us to more efficiently serve the standard credit mortgage market. We are certain that the superior online technology that Paramco is making available to Royal Federal in utilizing `one stop' electronic processing and `video teleconferencing' will immediately give us the decided edge over our local competitors."

According to Douglas G. Gregg, Chairman and CEO of Paramco Financial Group, "This strategic acquisition allows Paramco the unique opportunity to deliver financial products that will finally fulfill the needs of the Louisiana and Mississippi sub prime markets. This market consists of eager home seekers who have a great deal of difficulty in purchasing a home for a variety of credit reasons. Often the annual incomes of these prospective buyers are not quite sufficient to meet the criteria of conventional lenders, or the buyers are unable to afford the very large down payments required. Also, the sub prime buyers cannot live with the high interest rates that they are usually offered. This acquisition we designed to address these particular problems and I feel confident this merger will increase our bottom line with not only residential lending business but with the origination of commercial mortgages and other types of client financing."


About Paramco Financial Group

Paramco Financial Group, founded in 1996, is a financial services holding company that specializes in the development and placement of commercial equipment leasing transactions and in assisting its clients with their capital formation needs. In 2001, Paramco began a major vertical expansion effort to enter into the residential and commercial mortgage industry, the mortgage warehouse lending business and the business of real estate investments through Paramco Mortgage Corporation and Paramco Investments, Inc. Paramco Mortgage Corporation intends to be involved in residential and commercial mortgage financing. It is further intended that Paramco Investments will be structured to meet the statutory requirements for qualification as a REIT and be involved in both the ownership and finance of real estate.
For further information about Paramco Financial Group, Inc., please visit http://www.paramco.net.

A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward-looking statements in this actions may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of the company's management with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful closing of acquisition transactions and their subsequent integration, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.

Contact:
     FOCUS Partners LLC
     David Zazoff, 212/752-9445
     PFDE@focuspartners.com